Zumiez Inc. Announces Fiscal 2013 First Quarter Results

LYNNWOOD, WA -- (Marketwire - May 23, 2013) - Zumiez Inc. (NASDAQ: ZUMZ) a leading specialty retailer of action sports related apparel, footwear, equipment and accessories, today reported results for the first quarter ended May 4, 2013.

Total net sales for the first quarter ended May 4, 2013 (13 weeks) increased 14.3% to $148.5 million from $129.9 million in the first quarter ended April 28, 2012 (13 weeks). Comparable store sales for the thirteen weeks ended May 4, 2013 decreased (0.7%) compared to a comparable store sales increase of 12.9% for the thirteen weeks ended April 28, 2012. Net income in the first quarter of fiscal 2013 was $2.5 million, or $0.08 per diluted share, compared to net income of $4.5 million, or $0.14 per diluted share, in the first quarter of the prior fiscal year. The results for fiscal 2013 include costs of approximately $1.7 million, or $0.05 per diluted share, for charges associated with the acquisition of Blue Tomato, and the results for fiscal 2012 include approximately $0.4 million, or $0.01 per diluted share, of Blue Tomato acquisition charges.

At May 4, 2013, the Company had cash and current marketable securities of $97.6 million compared to cash and current marketable securities of $171.2 million at April 28, 2012. The decrease in cash and current marketable securities is a result of the acquisition of Blue Tomato, which was funded by the Company's cash and current marketable securities balance, as well as capital expenditures and stock repurchases, offset by cash generated through operations.

Rick Brooks, Chief Executive Officer of Zumiez Inc., stated, "Our business improved throughout the first quarter driven by strong full price selling during the combined March/April period. These results, which were delivered in a more challenging operating environment than a year ago, reflect the success of our continued execution on long-term growth strategies and the strength of our highly differentiated and diverse merchandise offering. We remain confident that our current course can continue to yield increased top and bottom line long-term gains."

Fiscal 2013 Second Quarter Outlook
The Company is introducing guidance for the three months ending August 3, 2013. Net sales are projected to be in the range of $155 to $158 million resulting in net income per diluted share of approximately $0.12 to $0.14, which includes an estimated $1.6 million, or approximately $0.04 per diluted share, for charges associated with the acquisition of Blue Tomato. This guidance is based on anticipated comparable store sales in the range of flat to an increase of 2% for the second quarter of fiscal 2013.

The Company currently intends to open 58 new stores in fiscal 2013, including 9 stores in Canada and 6 stores in Europe.

A conference call will be held today to discuss first quarter fiscal 2013 results and will be webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (617)-597-5311 followed by the conference identification code of 51349190.

About Zumiez Inc.

Zumiez is a leading multi-channel specialty retailer of action sports related apparel, footwear, equipment and accessories, focusing on skateboarding, snowboarding, surfing, motocross and BMX for young men and women. As of May 4, 2013 we operated 503 stores, 475 in the United States, 22 in Canada, and 6 in Europe. We operate under the name Zumiez and Blue Tomato. Additionally, we operate ecommerce web sites at www.zumiez.com and www.blue-tomato.com.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company's annual report on Form 10-K for the year ended February 2, 2013 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                ZUMIEZ INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (In thousands, except per share amounts)
                                (Unaudited)

                                             Three Months Ended
                                 ------------------------------------------

                                   May 4,      % of     April 28,    % of
                                    2013      Sales       2012      Sales
                                 ---------  ---------  ---------- ---------
Net sales                        $ 148,496      100.0% $  129,899     100.0%
Cost of goods sold                 100,524       67.7%     87,798      67.6%
                                 ---------  ---------  ---------- ---------
Gross profit                        47,972       32.3%     42,101      32.4%

Selling, general and
 administrative expenses            43,943       29.6%     34,839      26.8%
                                 ---------  ---------  ---------- ---------
Operating profit                     4,029        2.7%      7,262       5.6%

Interest income, net                   215        0.1%        490       0.4%
Other (expense) income, net           (146)       0.0%         17       0.0%
                                 ---------  ---------  ---------- ---------
Earnings before income taxes         4,098        2.8%      7,769       6.0%

Provision for income taxes           1,600        1.1%      3,242       2.5%
                                 ---------  ---------  ---------- ---------

Net income                       $   2,498        1.7% $    4,527       3.5%
                                 =========  =========  ========== =========

Basic earnings per share         $    0.08             $     0.15
                                 =========             ==========

Diluted earnings per share       $    0.08             $     0.14
                                 =========             ==========

Weighted average shares used in
 computation of earnings per
 share:
  Basic                             29,714                 30,779

  Diluted                           30,183                 31,401

                                 ZUMIEZ INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                               (In thousands)

                                            May 4,   February 2,  April 28,
                                             2013        2013        2012
                                         ----------- ----------- -----------
                 Assets                  (Unaudited)             (Unaudited)
Current assets
Cash and cash equivalents                $    14,661 $    17,579 $     7,962
Marketable securities                         82,986      85,593     163,243
Receivables                                   10,466       9,467       8,700
Income taxes receivable                            -           -       3,325
Inventories                                   90,870      77,598      70,435
Prepaid expenses and other                     9,456       9,192       8,295
Deferred tax assets                            4,104       3,885       1,837
                                         ----------- ----------- -----------
  Total current assets                       212,543     203,314     263,797

Fixed assets, net                            117,826     115,474      96,275
Goodwill                                      62,539      64,576      13,154
Intangible assets, net                        19,097      20,480           -
Long-term other assets                         4,979       5,254       5,700
                                         ----------- ----------- -----------
  Total long-term assets                     204,441     205,784     115,129

  Total assets                           $   416,984 $   409,098 $   378,926
                                         =========== =========== ===========

  Liabilities and Shareholders' Equity
Current liabilities
Trade accounts payable                   $    36,210 $    16,052 $    36,514
Accrued payroll and payroll taxes              6,745      11,057       7,086
Income taxes payable                             971       6,957           -
Deferred rent and tenant allowances            5,252       4,901       4,350
Other liabilities                             16,307      18,232      14,452
                                         ----------- ----------- -----------
  Total current liabilities                   65,485      57,199      62,402

Long-term deferred rent and tenant
 allowances                                   38,863      36,928      34,045
Long-term deferred tax liabilities             5,074       5,544           -
Long-term debt and other liabilities           6,321       6,006       2,060
                                         ----------- ----------- -----------
  Total long-term liabilities                 50,258      48,478      36,105

                                         ----------- ----------- -----------
  Total liabilities                          115,743     105,677      98,507
                                         ----------- ----------- -----------
Commitments and contingencies

Shareholders' equity
Preferred stock, no par value, 20,000
 shares authorized; none issued and
 outstanding                                       -           -           -
Common stock, no par value, 50,000
 shares authorized; 30,163 shares issued
 and outstanding at May 4, 2013, 30,114
 shares issued and outstanding at
 February 2, 2013 and 31,324 shares
 issued and oustanding at April 28, 2012     110,784     108,360     102,971
Accumulated other comprehensive income         2,588       6,010         191
Retained earnings                            187,869     189,051     177,257
                                         ----------- ----------- -----------
  Total shareholders' equity                 301,241     303,421     280,419
                                         ----------- ----------- -----------

  Total liabilities and shareholders'
   equity                                $   416,984 $   409,098 $   378,926
                                         =========== =========== ===========

                                 ZUMIEZ INC.
               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (In thousands)
                                 (Unaudited)

                                                       Three Months Ended
                                                     ----------------------
                                                       May 4,     April 28,
                                                        2013        2012
                                                     ----------  ----------
Cash flows from operating activities:
Net income                                           $    2,498  $    4,527
Adjustments to reconcile net income to net cash
 provided by operating activities:
Depreciation, amortization and accretion                  6,331       5,275
Deferred taxes                                             (260)        (35)
Stock-based compensation expense                          1,513       1,606
Excess tax benefit from stock-based compensation           (529)     (1,710)
Other                                                       114         (74)
Changes in operating assets and liabilities:
  Receivables                                            (1,068)     (2,172)
  Inventories                                           (13,685)     (5,355)
  Prepaid expenses and other                               (440)       (411)
  Trade accounts payable                                 19,848      14,297
  Accrued payroll and payroll taxes                      (4,272)     (1,978)
  Income taxes payable                                   (5,415)     (7,443)
  Deferred rent and tenant allowances                     2,324       1,821
  Other liabilities                                      (2,557)     (2,549)
                                                     ----------  ----------
Net cash provided by operating activities                 4,402       5,799
                                                     ----------  ----------

Cash flows from investing activities:
Additions to fixed assets                                (6,374)     (8,519)
Purchases of marketable securities and other
 investments                                            (15,137)    (43,375)
Sales and maturities of marketable securities and
 other investments                                       17,315      37,317
                                                     ----------  ----------
Net cash used in investing activities                    (4,196)    (14,577)
                                                     ----------  ----------

Cash flows from financing activities:
Payments on long-term debt                                  (77)          -
Repurchase of common stock                               (3,680)          -
Proceeds from exercise of stock-based compensation,
 net of withholding tax payments                            382         243
Excess tax benefit from stock-based compensation            529       1,710
                                                     ----------  ----------
Net cash (used in) provided by financing activities      (2,846)      1,953
                                                     ----------  ----------

Effect of exchange rate changes on cash and cash
 equivalents                                               (278)          8

Net decrease in cash and cash equivalents                (2,918)     (6,817)
  Cash and cash equivalents, beginning of period         17,579      14,779
                                                     ----------  ----------
  Cash and cash equivalents, end of period           $   14,661  $    7,962
                                                     ==========  ==========

  Supplemental disclosure on cash flow information:
  Cash paid during the period for income taxes       $    7,266  $   10,705
  Accrual for purchases of fixed assets                   3,534       5,840

Company Contact:
Brian Leith
Director of Finance &
Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1610

Investor Contact:
ICR
Brendon Frey
(203) 682-8200